SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 Form 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                              Date of Report
                     (Date of Earliest Event Reported)

                              August 4, 1995

                          HAWKEYE BANCORPORATION

          (Exact Name of Registrant as Specified in its Charter)

     Iowa                   0-4742              42-0926317
(State of Other          (Commission)        (IRS Employer)
Jurisdiction of          File Numbers)       Identification No.)
Incorporation)

     222 Equitable Building
     604 Locust Street
     Des Moines, IA                               50309
(Address of Principal Executive Offices)          (Zip Code)

Registrant's Telephone Number, Including Area Code:
               (515) 284-1930)
Item 5-Other Events

     On August 4, 1995, Hawkeye Bancorporation ("Hawkeye") and Mercantile Bancorporation, Inc., a Missouri corporation ("Mercantile") entered into a definitive Agreement and Plan of Reorganization (the "Merger Agreement"), which provides, among other things, for the merger ("Merger") of Hawkeye with and into a wholly owned subsidiary of Mercantile.

     Under the terms of the Merger Agreement, each share of the common stock, without par value ("Hawkeye Common Stock"), of Hawkeye issued and outstanding immediately prior to the effective time of the Merger shall be converted into 0.585 of a share of common stock, par value $5.00 per share, of Mercantile, subject to the terms and conditions of the Merger Agreement.

     On August 4, 1995, as a condition to Mercantile's entering into the Merger Agreement, Hawkeye entered into an Stock Option Agreement (the "Stock Option Agreement") pursuant to which Mercantile was granted an option to purchase, under certain circumstances, 2,678,000 shares of Hawkeye Common Stock (19.9% of the number of such shares then outstanding), at a per share exercise price of $22.

     On August 4, 1995, persons who are directors of Hawkeye entered into agreements (the "Voting and Support Agreements") pursuant to which they agreed, among other things, to vote or cause to be voted the shares of Hawkeye Common Stock owned of record or beneficially by them in favor of the Merger Agreement.

     Consummation of the Merger is subject to certain conditions, including: (i) receipt of requisite approval of the shareholders of Hawkeye of the Merger Agreement as requested by Iowa law; (ii) receipt of approval of the Federal Reserve Board and the Iowa Division of Banking, and any other applicable regulatory authority; (iii) registration of the shares of Mercantile Common Stock to be issued pursuant to the Merger under the Securities Act of 1933, as amended, and all applicable state securities laws: (iv) receipt of opinions of counsel that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and (v) satisfaction of certain other closing conditions.

     Copies of the Merger Agreement, the Stock Option Agreement and the form of Voting and Support Agreement are attached as Exhibits hereto and are incorporated by reference herein. The foregoing summaries of such documents are qualified in their entirety by reference to the actual documents.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

     c.   Exhibits

          the exhibits listed on the Exhibit Index of this Form
          8-K are filed herewith.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         HAWKEYE BANCORPORATION
                         (Registrant)



                         By:  Brent Johnson
                              _____________________________
                              Brent Johnson
                              Chief Financial Officer


Dated August 14       ,1995
      ________________

                               EXHIBIT INDEX

Exhibit No.         Description

2              Agreement and Plan of Reorganization dated August
               4, 1995 by and between Mercantile Bancorporation
               Inc. and Hawkeye Bancorporation. *

99.1 Stock Option agreement Dated August 4, 1995 between Mercantile Bancorporation Inc. and Hawkeye
               Bancorporation.

99.2           Form of Voting and Support Agreement dated August
               4, 1995.

99.3           Press Release dated August 4, 1995.

* The schedules to the Agreement and Plan of Reorganization have been omitted. These are:

Schedule            Description

2.02           Seller's Subsidiaries
2.03           Seller's Stock Plans
2.04(B)        Authorizations
2.05           Seller Financial Schedules
2.10(A)        Commitments and Contracts
2.11           Litigation
2.12           Insurance
2.13(C)        Regulatory Compliance
2.15(B)        Insider Loans
2.17(A)        Human Resources and Benefits Plans
2.17(C)        Pension Plans
2.17(D)        Post-Retirement Benefits
2.17(F)        Material Payments
2.18           Conduct of Seller to Date
2.20           Registration Obligations
2.23           Brokers and Finders
2.24(A)        Other Activities
2.24(B)        Trust Activities
2.25(A)        Interest Rate Risk
4.02           Forbearances


     Registrant agrees to furnish supplementally a copy of any committed schedule to the Commission upon request.


August 4, 1995


Mercantile Bancorporation Inc.
Mercantile Tower
St. Louis, MO 63166

Dear Sirs:

     The undersigned understands that Mercantile Bancorporation ("Mercantile"), and Hawkeye Bancorporation ("Seller") are entering into an Agreement and Plan of Reorganization (the "Agreement") providing for, among other things, a merger between a wholly owned subsidiary of Mercantile, and Seller (the "Merger"), in which all of the outstanding shares of capital stock of Seller will be exchanged for shares of common stock, par value $5.00 per share, of Mercantile.

     The undersigned is a stockholder of Seller (the
"Stockholder") and is entering into this letter agreement to induce you to enter into the Agreement and to consummate the transactions contemplated thereby.

     The undersigned confirms its agreement with you as follows:

     1.   The undersigned represents, warrants and agrees that
Schedule I annexed hereto sets forth shares of the capital stock of Seller of which the undersigned is the record or beneficial owner (the "Shares") and that the undersigned is on the date hereof the lawful owner of the number of shares set forth in
Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule I. Except as set forth in the Schedule, the undersigned does not own or hold any rights to acquire any additional shares of the capital stock of Seller (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares, other than as previously disclosed to you.

     2. The undersigned agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares of any interest therein or securities convertible thereunto or any voting rights with respect thereto, other than (i) pursuant to the Merger, or (ii) with your prior written consent.

     3. The undersigned agrees that all of the Shares beneficially owned by the undersigned, or over which the undersigned has voting power or control, directly or indirectly, at the record date for any meting of stockholders of Seller called to consider and vote to approve the Agreement and/or the transactions contemplated thereby will be voted by the undersigned in favor thereof.

Mercantile Bancorporation Inc.
August 4, 1995
Page 2


     4. The undersigned agrees to, and will cause any company, trust or other entity controlled by the undersigned to, cooperate fully with you in connection with the Agreement and the transactions contemplated thereby. The undersigned agrees that the undersigned will not, and will not permit any such company, trust or other entity to directly, or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Seller or the acquisition of any capital stock or other securities of Seller or the business combinations, merger or consolidation of Seller with any person or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction or agree to or otherwise assist in the effectuation of any Acquisition Transaction.

     The undersigned has all necessary power and authority to enter into this letter agreement. This agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

     This letter agreement may be terminated at the option of any party at any time after the earlier of (i) termination of the Agreement and (ii) the day following the Closing Date (as defined in the Agreement). Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart thereof.

     Nothing herein shall be construed to require the undersigned or any company, trust or other entity controlled by the undersigned to take any action or fail to take any action in violation of applicable law, rule or regulation.

                              Very truly yours,



                              By: ___________________________
                                   Stockholder

Confirmed on the date first above written.

MERCANTILE BANCORPORATION INC.


By: _______________________


For immediate Release:  August 4, 1995

Contact:  Patrick Strickler
          (314) 425-3835
          (314) 425-8335

NYSE Symbol:   MTL
In newspaper stock tables generally MercBc or MercBcpMO


                    MERCANTILE ANNOUNCES PLAN TO MERGE
                        WITH HAWKEYE BANCORPORATION

     ST. LOUIS -- Mercantile Bancorporation Inc., the $15.3-billion asset St. Louis-based bank holding company, announced today that it plans to expand its presence in Iowa through a merger with Hawkeye Bancorporation.
     The merger would move Mercantile into a major position in deposit market share in Iowa, where Hawkeye currently has a market leadership position in most of the banking markets it serves. None of those markets overlaps with existing Mercantile banks in Iowa.
     Hawkeye, which operates 23 banks with 65 branches serving a total of 47 Iowa communities, had approximately $2-billion in assets as of June 30. Mercantile, with a total of 54 locally-managed banks in five Midwestern states, already has established a presence in the Iowa markets of Waterloo and Davenport.
     "This merger with Hawkeye dramatically moves Mercantile into a market leadership position in Iowa," said Thomas H. Jacobsen, Mercantile's Chairman and Chief Executive Officer. "It also reflects Mercantile's established expansion strategy of securing a significant presence in strong Midwestern markets."
     He added, "Hawkeye's network of community banks complements existing Mercantile markets in Iowa, and we believe the combination of our two organizations creates a very competitive banking organization to serve the customers of Iowa."
     "We are extremely pleased to have found a partner in Mercantile who shares our own community-oriented banking philosophy," said Robert W. Murray, President and CEO of Hawkeye. "Mercantile's commitment to local bank management and decision making is a real fit with how we do business."
     Murray added, "Everyone benefits from this merger. The capital strength and range of services provided by Mercantile will be a real asset in all the communities we serve. We will be retaining the service and personal relationships that our customers, employees and shareholders value and expect of us."
     Murray, who will have an ongoing management responsibility in the merged operations of Hawkeye and Mercantile, will be nominated to the Mercantile Bancorporation Board of Directors as part of the merger agreement. "The management structure has not yet been fully determined," he said, "but I will continue in my management responsibilities within the new Mercantile banking organization here in Iowa."
     The proposed transaction will be structured as a pooling of business interests. Under the terms of the agreement, Hawkeye shareholders will receive 0.585 shares of Mercantile stock for each share of Hawkeye common stock. The transaction has an aggregate market value of approximately $351-million.
     In connection with the merger agreement, Hawkeye also granted Mercantile an option to acquire a number of shares equal to 19.9 percent of the outstanding stock of Hawkeye, exercisable under certain circumstances relating to the transaction. In addition, Mercantile may repurchase up to 10 percent of the shares issued in the transaction.
     The merger is subject to approval by Hawkeye shareholders and all appropriate regulatory agencies, a process that normally takes approximately six months to complete. Conversion of products, services, and the identity of individual banks to Mercantile normally occurs within three to four months after the merger has been completed.
     Mercantile Bancorporation had assets of $15.3-billion as of June 30, 1995, and owns 54 banks in Missouri, Iowa, Kansas, Illinois and Arkansas. Mercantile's non-bank subsidiaries include companies providing brokerage services, asset-based lending, investment advisory services and credit life insurance.